Consent of Independent Auditors



          We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement of Touchstone Small Cap Value Fund, a series of the Touchstone Variable Series Trust, relating to the reorganization of Third Avenue Value
          Portfolio, a series of The Legends Fund, Inc., and to the incorporation by reference of our report dated February 18, 2003, with respect to each of the portfolios of Touchstone Variable Series Trust in this Post-Effective Amendment No. 1 to the Registration Statement (Form N-14AE) dated March 6, 2003.


                                                    /s/ Ernst & Young LLP

Cincinnati, Ohio

March 3, 2003